EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
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Exhibit A:
Sub-Item 770:  Transactions effected pursuant to Rule 10f-3
10f-3 Transactions
 for the Period November 1, 1999 through April 30, 2000

INFORMATION PRESENTED IN THE FOLLOWING ORDER:
OFFERING
DATE
BROKER
PRICE

United Parcel Service
11/9/99
MS
$50.00

United Parcel Service
11/9/99
HSBC
$50.00

Agilent Technologies
11/17/99
MS
$30.00

Hispanic Broadcasting
11/19/99
Deutsche
$85.00

EchoStar Communications
12/3/99
DLJ
$71.00

INFORMATION IN FOLLOWING ORDER:
SHARES/PAR
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER

94,500
0.0864%
0.4577%
CS First Boston

1,000
0.0009%
0.0048%
CS First Boston

50,000
0.0694%
0.1453%
CS First Boston

67,400
2.2467%
0.5550%
CS First Boston

111,000
0.9250%
0.7125%
CS First Boston